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                              DATED 10th July 2004

                 THREADNEEDLE ASSET MANAGEMENT HOLDINGS LIMITED

                                     - and-

                       Those parties listed in schedule A

                           FORM OF TRADE MARK LICENCE


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THIS AGREEMENT is made the 10th day of July 2004

BETWEEN

(1) THREADNEEDLE ASSET MANAGEMENT HOLDINGS LIMITED (Company Number: 3554212) whose registered office is at 60 St Mary Axe, London EC3A 8JQ, UK ("the Licensor"); and

(2)  Each of those parties listed in schedule A (each a "Licensee").

WHEREAS

(A) The Licensor is the proprietor of the trademarks and trademark applications/registrations detailed in the Definitions section below ("the Trade Marks").

(B) The Licensor is willing to permit the Licensees to use the Trade Marks in relation to its marketing and promotional activities on the terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following expressions shall have the following meanings unless the context requires otherwise:

"the Licence Fee"            means L1;

"the Promotional Material"   means any form of display, publication, promotion
                             or advertisement using any materials or media which
                             draws the attention of the public to the Services
                             or the Licensees;

"the Services"               means any services in relation to which the Trade
                             Marks are currently being or may during the term of
                             this Agreement be used by the Licensees in
                             connection with their distribution to the public
                             (whether or not they are services in respect of
                             which the Trade Marks are or may be registered);

"the Territory"              means the world;

"the Trade Marks"            means the names "THREADNEEDLE" and "THREADNEEDLE
                             INVESTMENTS" and any variations thereof, any
                             stylised versions thereof and any associated logos
                             and designs (and parts thereof) currently used by
                             the Licensor or by the Licensee at the date of this
                             Agreement including the applications for
                             registration and the logo set out in SCHEDULE B
                             together with any further registrations or
                             applications for registration of such marks made by
                             the Licensor anywhere in the Territory during the
                             term of this Agreement.


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1.2  Where the context so admits references to the plural shall include references to the singular and references to the masculine shall include references to the feminine and vice versa.

1.3 Clause headings are used for convenience only and shall not affect the construction or validity of this Agreement.

1.4 References herein to Clauses and, sub-clauses refer to the clauses and sub-clauses of this Agreement unless stated to the contrary.

2.   RIGHTS GRANTED

     In consideration of the Licence Fee (receipt of which is hereby acknowledged) the Licensor grants to each Licensee a non-assignable and non-exclusive licence in the Territory during the term of this Agreement:

     (a)  to use the Trade Marks in relation to the Services;

     (b)  to apply the Trade Marks to the Promotional Material.

     upon the terms and subject at all times to the conditions of this Agreement.

3.   USE OF THE TRADE MARKS

3.1 The Licensee will use the Trade Marks precisely as spelt or drawn by the Licensor.

3.2 The Licensee shall only use the Trade Marks for the purposes authorised in this Agreement and shall not use them in any way which would tend to allow them to become generic, lose their distinctiveness or become liable to mislead the public, nor use the Trade Marks in any way which is materially detrimental to or inconsistent with the good name, goodwill, reputation and image of the Licensor.

4.   OWNERSHIP OF THE TRADE MARKS

4.1 Each Licensee acknowledges that the Trade Marks are and will remain the property of the Licensor, and no Licensee shall acquire any title or interest in the Trade Marks or goodwill as a result of the Licensee's use of them, and all use of the Trade Marks shall inure for the Licensor's benefit. No Licensee shall apply anywhere in the world to register any trade marks identical to or so nearly resembling the Trade Marks as to be likely to deceive or cause confusion.

4.2 No Licensee shall do or permit to be done, nor omit to do in connection with its use of the Trade Marks, any act or thing which would or might jeopardise any registration of the Trade Marks or which might prejudice the right or title of the Licensor to any of the Trade Marks.

5.   WARRANTIES

     The Licensor warrants that:

     a)   it is the proprietor of the Trade Marks which are registered;

     b) the exercise by each Licensee in accordance with this Agreement of the rights granted herein to use the Trade Marks which are registered will not infringe the rights of any third parties in any territory in which the Trade Marks are registered; and

     c) Each Licensee represents and warrants that it is duly authorised and empowered to enter into this Agreement and its execution will create legal and binding obligations against it.


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6.   TERMINATION

     6.1 The Licensor may terminate this Agreement with immediate effect upon the occurrence of any of the following events, insofar as it relates to any Licensee:

     a) The insolvency, bankruptcy or appointment of a receiver over the whole or substantially the whole of the assets or undertaking of a Licensee;

     b) A Licensee ceases to contract with American Express Financial Corporation or one or more of its affiliates for investment advisory services; or

     c) A challenge by a Licensee or an attempt to challenge the validity of or the Licensor's ownership of the Trade Marks; or

     d) A Licensee commits a material breach of any term of this Agreement which is incapable of remedy.

6.2 The Licensor may terminate this Agreement at any time in respect of one or more Licensees by giving not less than 90 days' written notice to that Licensee.

7.   CONSEQUENCES OF TERMINATION

     Upon termination of this Agreement each Licensee in respect of which this Agreement has terminated shall immediately cease to hold itself out as licensed to use the Trade Marks and immediately cease all use of the Trade Marks licensed pursuant to this Agreement, including but not limited to changing its company name and any trading names to a name or names which do not incorporate and are not confusingly similar to the Trade Marks provided that nothing under this Agreement shall prevent or restrict the Licensee from using the Trade Marks in accordance with the general law.

8.   LAW

     The parties hereby agree that this Agreement shall be governed by and interpreted in accordance with English Law and hereby submit to the jurisdiction of the High Court of Justice in England.


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AS WITNESS the hands of the parties or their dilly authorised representatives on the date first before written.

SIGNED by                                             )
                      -------------------------------
For and on behalf of                                  )
                      -------------------------------
THREADNEEDLE ASSET MANAGEMENT HOLDINGS LTD            )

SIGNED by                                             )
For and on behalf of Leslie L. Ogg, Vice President    )
AXP Global Series, Inc.                               )

SIGNED by                                             )
For and on behalf of Leslie L. Ogg, Vice President    )
AXP International Series, Inc.                        )

SIGNED by                                             )
For and on behalf of Leslie L. Ogg, Vice President    )
AXP Variable Portfolio - Investment Series, Inc.      )


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                                   SCHEDULE A

1.   AXP Emerging Markets Fund,
     AXP Global Balanced Fund, and
     AXP Global Equity Fund,
     each a series of AXP Global Series, Inc., a Minnesota corporation.

2.   AXP European Equity Fund and
     AXP International Fund,
     each a series of AXP International Series, Inc., a Minnesota corporation.

3.   AXP Variable Portfolio - Emerging Markets Fund and
     AXP Variable Portfolio - International Fund, each a series of AXP Variable Portfolio - Investment Series, Inc., a Minnesota corporation.


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                                   SCHEDULE B

The Logo

                         [Threadneedle investments logo]


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[Threadneedle investments logo]

                              Request for Signature

Date of Request                                              9-9-04

Name of all parties to the Contract (including the full      ----------------------------
name of the Threadneedle legal entity/entities)

Description of the transaction
(details in plain English are to be provided so that there
is a stand alone explanation of the transaction)             ----------------------------

1.   Business area sign off

The business area confirms:

     [X] That it has read and understands the contract and that the commercial terms of the document(s) are acceptable and consistent with their instructions

     [X] That any additional sign offs required have been obtained i,e. it is up to the relevant business area to:

          - Arrange clearance from other areas, as appropriate, such as Finance, IT, Tax, Compliance and Risk, Operations, HR or Project
               Office;

          -    Obtain approval, as appropriate, from the RBMT, IBMT or SABMT,      -------------------------------
               the CEO or under any investment delegation;                         Signature

          -    Obtain any corporate governance approvals e.g. establishing new
               subsidiaries, appointing directors, entering into material          -------------------------------
               indemnities or guarantees.                                          Name and date

     [X] That, if any business expenditure is to be incurred by Threadneedle under the contract, then it is within the budget authority of the person signing here or otherwise approved by the relevant person.

     [X]  That the document is correct and ready for execution.

2.   Legal sign off

     Either the lawyer (or the external law firm) confirms either:                 -------------------------------
                                                                                   Signature

     [ ] That he/ she has identified and advised the business area regarding the legal risks and that the legal terms of the document are acceptable (attach external legal sign-off if applicable).

     [X]  The business has confirmed that the document is below the L5,000         -------------------------------
          cost/risk threshold: no legal advice has been given.                     Name and date

3.   Director/ Authorised person sign off

     The person signing confirms that the contract is supported by evidence of     -------------------------------
     appropriate authorisation i.e. adequate business area and legal sign-off.     Signature

                                                                                   -------------------------------
                                                                                   Name and date


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